Exhibit 99.1

For Further Information:

Simulations Plus, Inc.

42505 10th Street West

Lancaster, CA 93534-7059

CONTACT:
Simulations Plus Investor Relations	Hayden IR
Ms. Renee Bouche	Mr. Cameron Donahue
661-723-7723	651-653-1854
renee@simulations-plus.com	cameron@haydenir.com

For Immediate Release:

October 3, 2017

Simulations Plus Reports Preliminary Revenues for

Fourth Quarter and Fiscal Year 2017

Company Reports Record Fourth-Quarter and Full-Year Revenues

LANCASTER, CA, October 3, 2017 – Simulations Plus, Inc. (NASDAQ: SLP), the premier provider of simulation and modeling software and consulting services for pharmaceutical discovery and development from the earliest discovery through all phases of clinical trials, today released preliminary revenues for its fiscal fourth quarter (4QFY17) and full fiscal year 2017 (FY2017) ended August 31, 2017.

Mr. John R. Kneisel, chief financial officer of Simulations Plus, stated: “This quarter represents the first quarter where we’re reporting preliminary consolidated annual and fourth quarter revenues that include three divisions – Simulations Plus (Lancaster, CA), Cognigen (Buffalo, NY), and the newly acquired DILIsym Services, Inc. (Research Triangle Park, NC), which acquisition was completed on June 1, 2017. Net income will not be released until we complete our annual audit and review of our Annual Report on Form 10-K. We expect to file our 10-K with the U.S. Securities and Exchange Commission on or before the November 14, 2017, deadline.”

Preliminary results for the fiscal year:

•	Consolidated software and software-related services increased 7.7% to a record $14.9 million for FY2017 compared to $13.8 million in FY2016
•	Consolidated consulting revenues increased 50.5%, or $3.1 million, to $9.2 million compared to $6.1 million in FY2016
•	Total preliminary consolidated revenues for FY2017 increased 20.9%, or $4.2 million, to a record $24.1 million, compared to $20.0 million for FY2016
•	For FY2017, approximately 61.7% of revenues came from software licenses and software-related services and approximately 38.3% of revenues came from consulting studies and collaborations
•	As of August 31, 2017, consolidated cash was $6.2 million after significant cash distributions made this fiscal year, which included: the final $1 million payment to TSRL in April; approximately $5 million of DILIsym Services, Inc. acquisition-related payments disbursed subsequent to May 31, 2017; and a distribution of approximately $863,000 in cash dividends to shareholders on August 4, 2017 (for a total of $3.45 million in dividends distributed to shareholders during FY2017). Cash as of today is $7.2 million.

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Preliminary results for the quarter:

•	Consolidated software and software-related services increased 12.2% to a record $2.9 million for 4QFY17 compared to $2.6 million in 4QFY16; DILIsym Services, Inc., accounted for approximately $200,000 of software-related revenues in this quarter
•	Consolidated 4QFY17 consulting revenues increased 144.9%, or $2.0 million, to $3.4 million from $1.4 million in 4QFY16; DILIsym Services, Inc., accounted for $1.0 million of consulting revenues in this quarter. Buffalo Division (Cognigen) revenues were up over $800,000 over 4QFY16 and up $400,000 over 3QFY17
•	Total preliminary revenues for 4QFY17 increased 58.3% to $6.3 million, a new fourth quarter record, compared to $4.0 million reported for 4QFY16
•	For the quarter, approximately 46.2% of revenues came from software and software-related services, and approximately 53.8% of revenues came from consulting studies and collaborations
•	During 4QFY17, the company added 25 new software customers and a total of 88 for FY2017
•	Annual recurring customer renewal rate was 88% (total accounts) and 94% based on revenue.

Walt Woltosz, chairman and chief executive officer of Simulations Plus, added: “These results represent solid evidence of the continued strong financial performance of Simulations Plus in all three divisions. Our scientific and administrative staffs continue to perform as the elite professionals they are, providing outstanding shareholder value by the excellent products, services, and globally famous support they provide to our customers. I could not be more proud of our teams in every division. The addition of DILIsym Services, Inc., to the Simulations Plus family took place at the beginning of our fourth fiscal quarter, and we are already realizing beneficial synergies in products and services with our new team members, as we have done for the past three years with our Cognigen teammates. Lancaster and Buffalo have worked together for three years in applying physiologically based pharmacokinetics (PBPK) to address issues in clinical pharmacology, and Cognigen scientists are now well-trained in applying GastroPlus™ PBPK models in their consulting work. In addition, just since June 1, we are already testing a software methodology for linking our GastroPlus physiologically based pharmacokinetics (PBPK) outputs to the DILIsym® simulation for drug-induced liver injury. These three divisions complement each other beautifully, and we expect to see further growth as we work together to provide solutions to our pharmaceutical, food, cosmetics, and chemical industry customers.”

John Kneisel concluded: “Our policy has been to release preliminary consolidated revenues every quarter; however, as stated in our June 15, 2017, press release, this is the last quarter where we will release preliminary revenues at the end of the quarter. The growth of the Company and the shifting of revenue from primarily software (with its straightforward revenue recognition) to an increased percentage of consulting projects across the three divisions has made the process of compiling revenues more complicated. Beginning with our 2018 fiscal year, our policy will be to release our final and complete revenues in conjunction with the filing of our quarterly and annual earnings releases and/or SEC filings-- Forms 10-Q and 10-K.”

About Simulations Plus, Inc.

Simulations Plus, Inc., is a premier developer of drug discovery and development software as well as a leading provider of both preclinical and clinical pharmacometric consulting services for regulatory submissions and quantitative systems pharmacology models for drug-induced liver injury and nonalcoholic fatty liver disease. The company is a global leader focused on improving the ways scientists use knowledge and data to predict the properties and outcomes of pharmaceutical, biotechnology, and chemical agents. Our software is licensed to and used in the conduct of drug research by major pharmaceutical, biotechnology, chemical, and consumer goods companies and regulatory agencies worldwide. Our innovations in integrating new and existing science in medicinal chemistry, computational chemistry, pharmaceutical science, biology, and physiology into our software have made us the leading software provider for physiologically based pharmacokinetic modeling and simulation. For more information, visit our website at www.simulations-plus.com.

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Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995 – With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. Words like “believe,” “expect” and “anticipate” mean that these are our best estimates as of this writing, but that there can be no assurances that expected or anticipated results or events will actually take place, so our actual future results could differ significantly from those statements. Factors that could cause or contribute to such differences include, but are not limited to: our ability to maintain our competitive advantages, acceptance of new software and improved versions of our existing software by our customers, the general economics of the pharmaceutical industry, our ability to finance growth, our ability to continue to attract and retain highly qualified technical staff, our ability to properly manage the new combined company, and a sustainable market. Further information on our risk factors is contained in our quarterly and annual reports as filed with the U.S. Securities and Exchange Commission.

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